UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2024

ENANTA PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35839	04-3205099
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Kingsbury Avenue Watertown, Massachusetts		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 607-0800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ENTA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On December 9, 2024, Enanta Pharmaceuticals, Inc. (“Enanta”) issued a press release announcing positive topline data from its Phase 2 pediatric study of zelicapavir (formerly EDP-938) for the treatment of respiratory syncytial virus (“RSV”). A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by this reference. In connection with such data release, the Company compiled a presentation entitled “Phase 2 Study of Zelicapavir in Children: RSVPEDs Topline Results” (the “Presentation”) that includes the topline data from its Phase 2 pediatric study of zelicapavir for the treatment of RSV referenced above. A copy of the Presentation is furnished as Exhibit 99.2.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in any such filing.

Item 8.01	Other Events.

As noted in Item 7.01 above, Enanta announced positive topline data from its Phase 2 pediatric study of zelicapavir for the treatment of RSV on December 9, 2024.

This Phase 2 study was a randomized, double-blind, dose ranging, placebo-controlled study in hospitalized and non-hospitalized pediatric patients with RSV aged 28 days to 36 months. The primary objective of Part 1 of the study was to evaluate the safety and pharmacokinetics of zelicapavir and to determine the optimal dosing for Part 2 of the study. The primary objective of Part 2 of the study was to evaluate the antiviral activity of zelicapavir, with assessment of symptom severity as an exploratory objective. Because exposure was similar across all cohorts and doses, and all patients received a therapeutic dose, primary efficacy analyses were able to be performed across all dosed patients from Parts 1 and 2.

A total of 96 patients received zelicapavir (n=70) or placebo (n=26). Part 1 evaluated multiple doses and patients were treated with zelicapavir (n=36) or placebo (n=16) once-daily (QD) for 5 days. In Part 2, patients received the selected dose of zelicapavir (n=34) or placebo (n=10) QD for 5 days. Demographics and baseline characteristics were balanced across treatment groups, with the majority of patients being hospitalized at enrollment, and a mean duration of RSV symptoms prior to randomization of 4 days.

Zelicapavir demonstrated a favorable safety profile over the initial 5-day dosing period and through 23 days of follow-up. Adverse events (AEs) were similar between zelicapavir and placebo, and the most common AEs (occurring in more than one patient) were diarrhea, rash, otitis media acute, eczema, thrombocytosis and nasopharyngitis with one serious adverse event (SAE) in the zelicapavir group, which was a case of community-acquired pneumonia reported 22 days after the patient began the trial and was deemed not treatment related, and two SAEs in the placebo group. There were no AEs leading to treatment discontinuation or study withdrawal. Furthermore, zelicapavir achieved target drug exposure levels across all age groups and dosing cohorts. Exposure was similar across cohorts and doses, and all patients received a therapeutic dose. A dose of 5 mg/kg was selected for age ≥ 28 days to <12 months, and a dose of 7.5 mg/kg was selected for age ≥12 months to ≤36 months.

An antiviral effect was observed for the primary and secondary virology endpoints in the overall pooled efficacy population, with the viral load decline peaking at 0.7 log on Day 9 compared to placebo. The primary endpoint for Part 2 of the study showed a more pronounced effect, with a viral load decline of 1.0 log at Day 3 and 1.4 log at Day 5 compared to placebo. Additionally, a rapid and robust antiviral effect was observed in the prespecified subset of patients who were randomized within 3 days of symptom onset, which represents about 40% of patients in the study (n=38/96). In these patients, a viral load decline of 0.9 log at Day 3 and 1.2 log at Day 5 was observed compared to placebo. Furthermore, zelicapavir treatment resulted in a greater proportion of patients having undetectable viral load at Days 5 and 9 compared to placebo and improvements in AUC of change from baseline for viral load at all timepoints. Qualitative improvement in time to undetectable viral load was observed at early timepoints, although median time to undetectable viral load was similar between groups. Overall, virology results were similar regardless of age or whether patients were enrolled from a hospitalized or outpatient setting.

As there are no validated symptom tools approved by regulatory agencies for pediatric RSV, multiple methods were used to assess symptoms. ReSViNET (REspiratory Syncytial VIrus NETwork), a publicly available pediatric tool with caregiver assessments, was used as an exploratory endpoint in all patients. This tool was originally designed primarily for prophylaxis studies to assess disease severity at a single timepoint. There was no difference in symptoms between zelicapavir and placebo using ReSViNET. RESOLVE-P (RESpiratory ObservabLE Reported Outcome-Pediatric), a proprietary tool being developed by Enanta in alignment with regulatory agency input, was specifically designed to assess the severity of pediatric RSV infection change over time based on observations by the child’s caregiver. As this tool was finalized and introduced late in the study, data are only available from a small number of patients (n=15). In this dataset, a trend toward greater symptom reduction in patients treated with zelicapavir was observed.

Forward Looking Statements

This Current Report on Form 8-K includes forward-looking statements, including with respect to the prospects for further development and advancement of zelicapavir for the treatment of RSV. Statements that are not historical facts are based on management’s current expectations, estimates, forecasts and projections about Enanta’s business and the industry in which it operates and management’s beliefs and assumptions. The statements contained in this report are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Important factors and risks that may affect actual results include: the development risks of early stage discovery efforts in the disease areas in Enanta’s research and development pipeline, such as RSV; the impact of development, regulatory and marketing efforts of others with respect to vaccines and competitive treatments for RSV; Enanta’s limited clinical development experience; Enanta’s need to attract and retain senior management and research and development personnel; Enanta’s need to obtain and maintain patent protection for its product candidates and avoid potential infringement of the intellectual property rights of others; and other risk factors described or referred to in “Risk Factors” in Enanta’s most recent Annual Report on Form 10-K for the fiscal year ended September 30, 2024 and other periodic reports filed more recently with the Securities and Exchange Commission. Enanta cautions investors not to place undue reliance on the forward-looking statements contained in this report. All forward-looking statements contained in this report speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Enanta undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press release dated December 9, 2024

99.2	Slide presentation entitled “Phase 2 Study of Zelicapavir in Children: RSVPEDs Topline Results”

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 9, 2024	ENANTA PHARMACEUTICALS, INC.

	By:	/s/ Paul J. Mellett
Paul J. Mellett
Chief Financial and Administrative Officer